EXHIBIT 10.48
SIXTH AMENDMENT
OF
SUPERVALU INC.
NONQUALIFIED SUPPLEMENTAL
EXECUTIVE RETIREMENT PLAN
          Effective February 26, 1989, this corporation established an unfunded nonqualified deferred compensation plan for certain executive employees in accordance with the terms of the Plan Statement entitled “SUPERVALU INC. Nonqualified Supplemental Executive Retirement Plan,” as amended through a Fifth Amendment adopted on June 2, 2003 (the “Plan Statement”). SUPERVALU INC. has reserved to itself the power to amend said Plan Statement and it now desires to amend the Plan Statement in the following respects:
1.       PURPOSE. Effective January 1, 2008, the Plan Statement is amended by revising Section 1.1 to read as follows:
1.1.     Purpose. Effective February 26, 1989, SUPERVALU INC. (“SUPERVALU”) and certain affiliated corporations adopted a nonqualified, unfunded deferred compensation and excess benefit plan (the “Plan”) which is currently embodied in the document entitled “SUPERVALU INC. Nonqualified Supplemental Executive Retirement Plan,” as amended (the “Plan Statement”) for the purpose of providing benefits to certain employees in excess of their benefits provided under certain qualified retirement plans.
          1.1.1.       Rules That Apply To Pre-2005 Accruals. The portion of a Participant’s benefit that accrued under the Plan as of December 31, 2004, shall be governed by the terms of the Plan Statement disregarding requirements under section 409A of the Code and the rules set forth in Appendix B.
          1.1.2.        Rules That Apply to Post-2004 Accruals. The portion of a Participant’s benefit that accrued after December 31, 2004, shall be governed by the terms of the Plan Statement subject to the modifications specified in Appendix B, which are intended to comply with section 409A of the Code and final regulations thereunder. No portion of the benefit of any Tier 2 Participant accrued after December 31, 2004.
2.       CONFIRMATION OF EFFECT OF ACCRUAL FREEZE IN SUPERVALU INC. RETIREMENT PLAN. Effective December 31, 2007, Section 1.2.1 of the Plan Statement is amended by adding a new paragraph (c) to read as follows:
(c)
Confirmation of Effect of Accrual Freeze in SUPERVALU INC. Retirement Plan. Credited Service and Final Average Compensation in the Plan have the meaning assigned in the SUPERVALU INC. Retirement Plan (“Retirement Plan”). No service after December 31, 2007, is taken into account for purposes of determining Credited Service in the Retirement Plan and no compensation after December 31, 2012, is taken into account for purposes of determining Final Average (Pay) Compensation in the Retirement Plan. Accordingly, notwithstanding any thing to the contrary in the Plan Statement, no service after December 31, 2007, and no compensation after December 31, 2012, shall be taken into account for purposes of determining Credited Service or Final Average Compensation under this Plan. Consistent with the foregoing and notwithstanding anything to the contrary in the Plan Statement, a Participant’s Approximate Social Security Benefit shall be determined as of the earliest of (i) the Participant’s Termination of Employment, (ii) the Participant’s sixty-fifth (65th) birthday, or (iii) December 31, 2012.

3.       COMMITTEE. Effective August 1, 2007, the Plan Statement is amended by revising Section 1.2.12 to read as follows (and by re-ordering Section 1.2 accordingly):
          1.2.12.       Committee – the Executive Benefit Committee, the Benefit Plans Committee or the Retirement & Savings Plans Administrative Committee (“Administrative Committee”), as applicable, established pursuant to the document entitled “Committee Bylaws for SUPERVALU Benefit Plans” adopted effective August 1, 2007, by action of the Chief Executive Officer of SUPERVALU, as amended from time to time (“Bylaws”).
4.       PARTICIPATION. Effective December 31, 2004, the Plan Statement is amended by adding to Section 2.1 the following sentence:
Notwithstanding the foregoing, all Participants in this Plan shall be determined on or before December 31, 2004, based on the employee’s potential to satisfy all of the requirements in Section 2.1. No employees shall become Participants in this Plan after December 31, 2004. As provided in Section 3.5, however, any such Participant who, at Separation from Service, does not in fact satisfy the requirements at Section 2.1 (ii) and (iii) (i.e., must have at least fifteen (15) years of Credited Service with SUPERVALU and its subsidiaries and must be a “highly compensated employee” as defined in Code section 414(q)) shall not be entitled to any benefit in this Plan.
5.       CREDITED SERVICE AND HIGHLY COMPENSATED EMPLOYEE REQUIREMENTS. Effective December 31, 2004, the Plan Statement is amended by adding a new Section 3.5 to read in full as follows:
3.5.     Benefit Contingent on Satisfaction of All Section 2.1 Requirements. Notwithstanding anything to the contrary in the Plan Statement and Appendix A, any Participant who, at Termination of Employment, does not in fact satisfy the requirements at Section 2.1 (ii) and (iii) (i.e., has at least fifteen (15) years of Credited Service with SUPERVALU and its subsidiaries and is a “highly compensated employee” as defined in Code section 414(q)) shall not be entitled to any benefit payable from this Plan.

6.       AMENDMENT. Effective January 1, 2009, the Plan Statement is amended by revising Section 7.1 to read in full as follows:
7.1.     Amendment. SUPERVALU INC. reserves the power to amend this Plan Statement either prospectively or retroactively or both:
(i)	in any respect by action of its Board of Directors (or any duly authorized committee of the Directors) and

(ii)	in any respect that increases or decreases the cost of the Plan by more than Five Million Dollars ($5,000,000), by action of the Executive Plans Committee, and

(iii)	in any respect that increases or decreases the cost of the Plan by Five Million Dollars ($5,000,000) or less, by action of the Benefit Plans Committee.
7.       CLAIMS PROCEDURE. Effective January 1, 2008, the Plan Statement is amended by revising Section 8 to read in full as follows:
8.1     Determinations. The Administrative Committee shall make such determinations as may be required from time to time in the administration of this Plan. The Administrative Committee shall have the discretionary authority and responsibility to interpret and construe the Plan Statement and all relevant documents and information, and to determine all factual and legal questions under this Plan, including but not limited to the entitlement of Participants and Beneficiaries, and the amounts of their respective interests.
8.2     Method of Executing Instruments. Information to be supplied or written notices to be made or consents to be given by the Principal Sponsor, the Employer, the Committee, or any other person pursuant to any provision of the Plan Statement may be signed in the name of the Principal Sponsor or Employer by any officer or other person who has been authorized to make such certification or to give such notices or consents.
8.3     Claims Procedure. The claim and review procedures set forth in this Section shall be the mandatory claim and review procedures for the resolution of disputes and disposition of claims filed under the Plan. An application for a distribution shall be considered as a claim for the purposes of this Section.
          8.3.1.     Initial Claim and Decision. An individual may, subject to any applicable deadline, file with the Administrative Committee a written claim for benefits under the Plan in a form and manner prescribed by the Administrative Committee. If the claim is denied in whole or in part, the Administrative Committee shall notify the claimant of the adverse benefit determination within 90 days after receipt of the claim. The 90 day period for making the claim determination may be extended for 90 days if the Administrative Committee determines that special circumstances require an extension of time for determination of the claim, provided that the Administrative Committee notifies the claimant, prior to the expiration of the initial 90 day period, of the special circumstances requiring an extension and the date by which a claim determination is expected to be made. The notice of adverse determination shall provide: (i) the specific reasons for the adverse determination; (ii) references to the specific provisions of the Plan Statement (or other applicable Plan document) on which the adverse determination is based; (iii) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and (iv) a description of the claim and review procedures, including the time limits applicable to such procedure, and (v) a statement of the claimant’s right to bring a civil action under ERISA section 502(a) following an adverse determination on review.
          8.3.2.     Request for Review and Final Decision. Within 60 days after receipt of an initial adverse benefit determination notice, the claimant may file with the Administrative Committee a written request for a review of the adverse determination and may, in connection therewith submit written comments, documents, records and other information relating to the claim benefits. Any request for review of the initial adverse determination not filed within 60 days after receipt of the initial adverse determination notice shall be untimely. If the claim, upon review, is denied in whole or in part, the Administrative Committee shall notify the claimant within 60 days after receipt of the request for a review. Such 60-day period may be extended for 60 days if the Administrative Committee determines that special circumstances require an extension and notifies the claimant what special circumstances require the extension and the date by which the decision is expected. If the extension is due to the claimant’s failure to submit information necessary to decide the claim, the claimant shall have 60 days to provide the necessary information and the period for making the decision shall be tolled from the date on which the extension notice is sent until the date the claimant responds to the information request or, if earlier, the expiration of 60 days. The Administrative Committee’s review of a denied claim shall take into account all documents and other information submitted by the claimant, whether or not the information was submitted before the claim was initially decided. The notice of denial upon review shall set forth in a manner calculated to be understood by the claimant: (i) the specific reasons for the denial; (ii) references to the specific provisions of the Plan document on which the denial is based; (iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim; and (iv) a statement of the claimant’s right to bring a civil action under ERISA section 502(a).
8.4.     Rules and Regulations.
          8.4.1.     Adoption of Rules. Any rule not in conflict or at variance with the provisions hereof may be adopted by the Administrative Committee.
          8.4.2.     Specific Rules.
(a)
Any decision or determination to be made by the Principal Sponsor or Employer shall be made by the Administrative Committee unless delegated, in which case references in this Section 8 to the Administrative

Committee shall be treated as references to the Administrative Committee’s delegate. No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the established claim procedures. The Administrative Committee may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Administrative Committee upon request.

(b)
Claimants may be represented by a lawyer or other representative at their own expense, but Administrative Committee reserves the right to require the claimant to furnish written authorization and establish reasonable procedures for determining whether an individual has been authorized to act on behalf of a claimant. A claimant’s representative shall be entitled to copies of all notices given to the claimant.

(c)	The decision on a claim and on a request for a review of a denied claim may be provided to the claimant in electronic form instead of in writing at the discretion of the Administrative Committee.

(d)
The time period within which a benefit determination will be made shall begin to run at the time a claim or request for review is filed in accordance with the claims procedures, without regard to whether all the information necessary to make a benefit determination accompanies the filing.

(e)
The claims and review procedures shall be administered with appropriate safeguards so that benefit claim determinations are made in accordance with governing plan documents and, where appropriate, the plan provisions have been applied consistently with respect to similarly situated claimants.

(f)	For the purpose of this Section, a document, record, or other information shall be considered “relevant” as defined in Labor Reg. §2560.503-1(m)(8).

(g)	The Administrative Committee may, in its discretion, rely on any applicable statute of limitation or deadline as a basis for denial of any claim.
          8.4.3.   Limitations and Exhaustion.
(a)
No claim shall be considered under these administrative procedures unless it is filed with the Administrative Committee within one (1) year after the Participant knew (or reasonably should have known) of the general nature of the dispute giving rise to the claim. Every untimely claim shall be denied by the Administrative Committee without regard to the merits of the claim. No suit may be brought by or on behalf of any Participant or

Beneficiary on any matter pertaining to this Plan unless the action is commenced in the proper forum before the earlier of: (i) three (3) years after the Participant knew (or reasonably should have known) of the general nature of the dispute giving rise to the action, or (ii) sixty (60) days after the Participant has exhausted these administrative procedures.

(b)
These administrative procedures are the exclusive means for resolving any dispute arising under this Plan. No Participant or Beneficiary shall be permitted to litigate any such matter unless a timely claim has been filed under these administrative procedures and these administrative procedures have been exhausted, and determinations under these administrative procedures (including determinations as to whether the claim was timely filed) shall be afforded the maximum deference permitted by law.

(c)
For the purpose of applying the deadlines to file a claim or a legal action, knowledge of all facts that a Participant knew or reasonably should have known shall be imputed to every claimant who is or claims to be a Beneficiary of the Participant or otherwise claims to derive an entitlement by reference to the Participant for the purpose of applying the previously specified periods.

(d)
Except to the extent that federal law is controlling, this Plan Statement shall be construed and enforced in accordance with the laws of the State of Minnesota. All controversies, disputes, claims, or causes of action arising under or related to the Plan or any other party with a relationship to the Plan (including any claims for benefits or any other claims brought under ERISA section 502) must be brought in the United States District Court For the District of Minnesota.

8.       PLAN ADMINISTRATION. Effective August 1, 2007, the Plan Statement is amended by revising Sections 9.1 and 9.2 to read as follows:
9.1.     Employer. Except as hereinafter provided, functions generally assigned to the Employer shall be discharged by its officers or delegated and allocated as provided herein.
9.2.     Committees. Each Committee established pursuant to the Bylaws shall have authority and responsibility under the Plan as set forth in such Bylaws and shall perform all duties assigned to such Committee by the express terms of this Plan Statement.
9.       COMMITTEE FUNCTIONS. Effective August 1, 2007, all references in this Plan Statement to Retirement Committee are replaced by Benefit Plans Committee except as specifically provided herein.
10.     CONSTRUCTION. Effective January 1, 2008, the Plan Statement is amended by adding after the first sentence in Section 9.6 the following sentences:

The rules of section 409A of the Code shall apply to this Plan to the extent applicable and this Plan Statement shall be construed and administered accordingly. The Principal Sponsor has affirmatively determined that all amounts accrued under the Plan that were earned and vested before January 1, 2005 (i.e., amounts specified in Section 1.1.1) shall not be subject to 409A of the Code and this Plan Statement shall be construed accordingly. Notwithstanding the foregoing, neither the Principal Sponsor, nor the Employer nor any of its officers, directors, agents or affiliates shall be obligated, directly or indirectly to any Participant or any other person for any taxes, penalties, interest or like amounts that may be imposed on the Participant or other person on account of any amounts under this Plan or on account of any failure to comply with any Code section.
11.     APPENDIX A. Effective January 1, 2008, Appendix A to the Plan Statement is amended by revising Section 2 to read as follows:
          Section 2.   Optional Annuity Forms. The factors to be used to convert the Single Life Annuity form to any optional annuity form shall be determined by reference to the rules and factors in effect under the Retirement Plan at the time the benefit is first payable.
12.     APPENDIX A. Effective January 1, 2008, Appendix A to the Plan Statement is amended by revising the Interest Rate Assumption and the Mortality Assumption in Section 3 to read as follows:

Interest Rate Assumption
During each stability period, the applicable interest rate under Code section 417(e)(3) for the look back month. The stability period shall be the calendar year. The look back month shall be the October preceding the commencement of the stability period

Mortality Assumption	During each calendar year, the mortality rate determined from the applicable mortality table under Code section 417(e)(3) for the calendar year

Notwithstanding the foregoing, the lump sum during the period from January 1, 2008 to February 23, 2008, shall be determined using whichever of the following look back months results in the greatest lump sum payment: (i) November 2006, (ii) October 2007, or (iii) November 2007, and the lump sum during the period from February 24, 2008 through December 31, 2008, shall be determined using whichever of the following look back months results in the greater lump sum payment: (i) October 2007, or (ii) November 2007.

13.     APPENDIX B. Effective January 1, 2008, the Plan Statement is amended by adding the Appendix B attached to this amendment.
14.     SAVINGS CLAUSE. Save and except as herein expressly amended the Plan Statement shall continue in full force and effect.

APPENDIX B
RULES FOR POST-2004 ACCRUALS
The portion of a Participant’s benefit that accrued after December 31, 2004, shall be governed by the terms of the Plan Statement subject to modifications specified in this Appendix B which are intended to comply with section 409A of the Code.
Pursuant to Section 2.1 of the Plan Statement (as amended herein), all Participants in this Plan were determined on or before December 31, 2004, and no employees shall become Participants in this Plan after December 31, 2004. Elections of time and form of distribution with respect to accruals after December 31, 2004, were made by Participants before December 31, 2004, or in accordance with the transition relief described in IRS Notice 2005-1; Q&A–19(c) and the preambles to the proposed regulations under section 409A of the Code.
1.       Separation from Service. The term Termination of Employment is replaced throughout the Plan Statement except in Section 1.2.3 by the term Separation from Service, and Separation from Service is defined as follows:
Separation from Service — a severance of an employee’s employment relationship with the Employers and all Affiliates for any reason other than the employee’s death.
(a)	A transfer from employment with an Employer to employment with an Affiliate, or vice versa, shall not constitute a Separation from Service.

(b)
Whether a Separation from Service has occurred is determined based on whether the facts and circumstances indicate that the Employer and employee reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the employee would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding thirty-six (36) month period (or the full period of services to the employer if the employee has been providing services to the employer for less than thirty-six months).

(c)
Separation from Service shall not be deemed to occur while the employee is on military leave, sick leave or other bona fide leave of absence if the period does not exceed six (6) months or, if longer, so long as the employee retains a right to reemployment with the Employer or an Affiliate under an applicable statute or by contract. For this purpose, a leave is bona fide only if, and so long as, there is a reasonable expectation that the employee will return to perform services for the Employer or an Affiliate. Notwithstanding the foregoing, a 29-month period of absence will be substituted for such 6-month period if the leave is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of no less than 6 months and that causes the employee to be unable to perform the duties of his or her position of employment.

(d)
Where as part of a sale or other disposition of assets by the Employer to an employer that is not an Affiliate, an employee providing services to the Employer immediately before the transaction and to the buyer immediately after the transaction (“Affected Employee”) would otherwise experience a Separation from Service from the Employer as a result of the transaction, the Employer and the buyer shall have the discretion to specify that the Affected Employee has not experienced a Separation from Service if (i) the transaction results from bona fide, arm’s length negotiations, (ii) all Affected Employees are treated consistently, and (iii) such treatment is specified in writing no later than the closing date of the transaction.

2.       Specified Employee. For purposes of application of the six (6) month delay rule in Section 3.1.1 (as modified in this Appendix B), Specified Employee is defined as follows:
Specified Employee — a Participant who is a key employee as defined in section 416(i) of the Code. A Participant’s status as a Specified Employee shall be determined each December 31st based on the facts existing during the year ending on that date. If a Participant is determined to be a Specified Employee on that date, the Participant shall be treated as a Specified Employee for purposes of the six (6) month delay under Section 3.1.1 (as modified in this Appendix B) if Separation from Service occurs during the twelve (12) month period beginning the following April 1.
3.       Affiliate. For purposes of the application of the definition of Separation from Service, Affiliate is defined as follows:
Affiliate — a business entity that is treated as a single employer with SUPERVALU INC. under the rules of section 414(b) and (c) of the Code, including the eighty percent (80%) standard therein.
4.       Time of Distribution. Section 3.1.1 of the Plan Statement is revised to read in full as follows:
          3.1.1.     Time of Distribution. Distribution of a Participant’s benefit shall be made or commenced at whichever of the following dates as the Participant shall have timely elected in writing delivered to the Plan Sponsor:

(i)	within thirty (30) days after the Participant’s Separation from Service;

(ii)	during the month of March following the Participant’s Separation from Service;

(iii)	during the month of March following the later of (A) the Participant’s fifty-fifth (55th) birthday or (B) the Participant’s Separation from Service;

(iv)	during the month of March following the later of (A) the Participant’s sixty-second (62nd) birthday or (B) the Participant’s Separation from Service;

(v)	during the month of March following the later of (A) the Participant’s sixty-fifth (65th) birthday or (B) the Participant’s Separation from Service; or

(vi)	within thirty (30) days after the later of (A) the date specified by the Participant or (B) the Participant’s Separation from Service;
provided, however, that if distribution is made or commenced in the event of the Participant’s Separation from Service and if the Participant is a Specified Employee, distribution shall be delayed until the six (6) month anniversary of the date following the date of the Participant’s Separation from Service (or if earlier, until the death of the Participant) and distribution shall be made or commenced on the first payroll date of the Plan Sponsor thereafter.
Notwithstanding the foregoing, the time of any distribution shall be delayed in accordance with the rules in Section 3.1.5 related to subsequent election changes.
If for any reason a Participant shall have failed to make a timely affirmative election of time for distribution (including reasons entirely beyond the control of the Participant), the Participant shall be deemed to have elected to receive distribution during the March following the Participant’s Separation from Service.
No spouse or former spouse shall have any right to participate in the Participant’s election of time of distribution.
5.       Form of Distribution. Section 3.1.4 of the Plan Statement is revised to read in full as follows:
          3.1.4. Form of Distribution. Distribution of the Participant’s benefit shall be made to the Participant in whichever of the forms listed in Section 4.1 as the Participant shall have timely elected in writing delivered to the Plan Sponsor. If for any reason a Participant shall have failed to make a timely election of form of distribution (including reasons entirely beyond the control of the Participant), distribution shall be made in the form of a single lump sum. No spouse or former spouse shall have any right to participate in the Participant’s election of form of distribution.
6.       Subsequent Changes in Distribution Elections. Section 3 of the Plan Statement is revised by adding a new Section 3.1.5 to read in full as follows:
          3.1.5.     Subsequent Changes in Distribution Elections. A Participant shall be permitted to change prior elections of time of distribution and form of distribution if such election change is made in the form and manner prescribed by the Administrative Committee and only if the following conditions are satisfied:
(a)	the election change shall not take effect until the date that is twelve (12) months after the date on which the Participant submits the election change;

(b)
if the Participant changes the form of distribution elected under Section 3.1.4 (as modified in this Appendix B), distribution shall be delayed until the date that is five (5) years after the date the distribution would have been made or commenced but for the election change; provided, however, that for this purpose, a change from one life annuity form of distribution to another actuarially equivalent life annuity form before distribution has commenced shall not be considered a change in form of distribution; and

(c)
if the Participant changes the time of distribution elected under Section 3.1.1 (as modified in this Appendix B), the election change (i) must be submitted at least 12 months before the distribution date previously elected by the Participant, and (ii) distribution shall be delayed at least five (5) years after the date distribution would have been made or commenced but for the election change.

7.       Disability Rules. Section 3.2.1 in the Plan Statement is revised to read in full as follows:
          3.2.1.     Special Disability Benefits. If a Participant becomes Disabled prior to the Participant’s Normal Retirement Date while actively employed in Recognized Employment, distribution of the Participant’s benefit shall be made or commenced in accordance with the rules for time and form of payment set forth in Sections 3.1.1 and 3.1.4 (as modified by this Appendix B). However, as of the first day of the calendar month following the earlier of: (i) the Participant’s Normal Retirement Date, or (ii) the date of the Participant’s death, the Participant’s benefit shall be redetermined and benefit payments shall be adjusted accordingly.
For purposes of such redetermination, the Participant shall be deemed to have:

(i)
earned the maximum Credited Service from the time the Participant became Disabled until the earliest of: (A) December 31, 2007, (B) the Participant’s Normal Retirement Date, (C) the date the Participant is no longer Disabled, or (D) the date of the Participant’s death, and

(ii)
continued to have received annual compensation from the Employer at the rate of the Participant’s annual compensation as of the date distribution was made or commenced under this Appendix B from the time the Participant became Disabled until the earliest of: (A) December 31, 2012, (B) the Participant’s Normal Retirement Date, (C) the date the Participant is no longer Disabled, or (D) the date of the Participant’s death.

8.       Suspension of Benefits. Section 3.3 of the Plan Statement is revised to read in full as follows:
3.3.    Suspension of Benefits. The payment of retirement income benefits shall not be suspended under any circumstances. Notwithstanding Section 3.1.1, 3.1.4 and 3.1.5, if a Participant is reemployed after distribution has been made or commenced under this Appendix B, the benefit accrued by the Participant after the date of such reemployment shall be distributed in a lump sum within thirty (30) days after the Participant’s subsequent Separation from Service and such Participant shall not be entitled to make any change to such time and form of distribution. For purposes of determining the benefit accrued by a Participant after reemployment, all Credited Service prior to reemployment shall be disregarded.
9.       Sections Disregarded. Sections 4.2, 4.3, 4.4 and 4.6 of the Plan Statement (and all cross-references thereto) are deleted and have no further effect.
10.     Time of Distribution of Death Benefit. Section 5.1.1 of the Plan Statement shall be revised to read in full as follows:
          5.1.1.     Time of Distribution. A survivor benefit (“Survivor Benefit”) shall be payable within sixty (60) days after the death of the Participant who at death had not yet begun to receive any payment of the Supplemental Pension under the Plan.
11.     Form of Distribution of Death Benefit. Section 5.1.4 of the Plan Statement shall be revised to read in full as follows:
          5.1.4.     Form of Distribution. The Survivor Benefit shall be paid to the beneficiary in a lump sum which is the Actuarial Equivalent of a monthly annuity payable to the beneficiary for the lifetime of an individual who is the same age as the Participant, the first payment of which would be due after the death of the Participant on the first day of the month following the Participant’s death with no actuarial reduction for early commencement.